                                                                   EXHIBIT 99.1


                           [NEWS RELEASE LETTERHEAD]


                                        RELEASE DATE: July 14, 1997


                                             CONTACT: Joy Schaefer
                                                      (714) 727-1065

                                                      Cecilia A. Wilkinson
                                                      Pondel Parsons & Wilkinson
                                                      (310) 207-9300


WFS FINANCIAL REPORTS SECOND QUARTER RESULTS

         Irvine, California -- WFS Financial Inc (Nasdaq:WFSI), a leading national automobile finance company, today announced net income for the second quarter ended June 30, 1997 of $9.9 million, or $0.39 per share, compared with $9.7 million, or $0.38 per share, a year earlier. For the first half of 1997, WFS' net income totaled $18.6 million, or $0.72 per share, compared with $19.0 million, or $0.74 per share, for the first six months of 1996.

         Loss experience for the 1997 second quarter was 2.66% of serviced contracts compared with 1.68% a year earlier, but lower than the 3.04% reported for the first quarter of 1997. Contracts 30 days or more delinquent declined to 1.55% from 1.80% at December 31, 1996.

         "This marks the second consecutive quarter WFS has achieved improvement in asset quality, and indications are that this trend should continue," said Joy Schaefer, president and chief operating officer. "WFS continues to maintain strong reserve levels for both on- and off-balance sheet portfolios that provide our company an important additional measure of financial strength." At June 30, 1997, off-balance sheet reserves as a percent of sold contracts were 7.3%.

         Revenues for the quarter increased 26% to $62.9 million from $49.9 million in the corresponding prior year quarter. Through the six months, revenues totaled $121.8 million, 25% higher than the $97.4 million of revenues of a year earlier.

July 14, 1997
WFS Financial Inc Second Quarter Results
Page 2


         Servicing income, which is earned as WFS services contracts that have been securitized and sold, increased to $42.6 million for the 1997 second quarter from $26.7 million for the same period a year earlier. For the current six months, servicing income rose to $81.2 million, up from $50.2 million a year ago.

         Net interest income, which is earned before loans are securitized, totaled $13.9 million for the 1997 second quarter compared with $13.8 million for the 1996 second quarter. For the first half of 1997, net interest income reached $26.7 million, compared with $25.5 million a year earlier.

         WFS securitized $590 million of automobile contracts during the second quarter, bringing the year to date total to $1.1 billion. As a result, the company recorded gain on sale of contracts of $6.5 million for the second quarter and $13.8 million for the first half of the year, compared with $9.4 million and $21.7 million last year, respectively. Gain on sale of contracts represented 11% of WFS' total revenues for the first half of 1997. The locked-in gross interest spread on the 1997 second quarter securitization rose to 8.96% from 8.71% for the securitization in the second quarter of 1996. Since 1985, WFS has securitized $8.9 billion of automobile contracts.

         Originations of automobile contracts in the second quarter of 1997 rose 17% to $613 million compared with $524 million a year ago, reflecting the benefits of the company's nationwide expansion program. As a result, WFS' portfolio of serviced contracts increased to $3.4 billion at June 30, 1997 from $3.0 billion at December 31, 1996.

         For the current second quarter, total operating expenses increased to $44.4 million from $32.3 million a year ago. For the first six months of this year, total operating expenses were $84.9 million compared with $58.5 million for the comparable period in 1996. Operating expenses for the quarter continued to rise as WFS moved forward on its ongoing automation and centralization programs and as a result of its nationwide expansion.

July 14, 1997
WFS Financial Inc Second Quarter Results
Page 3


          "We anticipate operating expenses will level off now that our nationwide expansion and our automation programs are nearing completion," Schaefer said. "These important initiatives are giving our company the necessary tools, systems and controls to assure profitable future growth."

         WFS is a consumer finance company specializing in the purchase, securitization and service of prime and non-prime credit quality automobile contracts. WFS currently purchases contracts in California and 34 other states from 143 office locations.

         This news release contains forward-looking statements including, but not limited to, estimates of the impact of future losses and operating costs to future periods that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including that the systems and initiatives that the company is undertaking do not achieve their intended results. Additional risks that may affect the company's future performance are detailed under the caption "Forward-looking Statements" in the business section of the company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                       WFS FINANCIAL INC AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                 JUNE 30,        DECEMBER 31,
                                                                   1997             1996
                                                               -------------    -------------
ASSETS
Short term investments                                         $  82,390,297    $ 109,237,133
Contracts receivable (1)                                          37,404,905       53,287,645
Contracts held for sale (1)                                      230,019,310      186,302,823
Allowance for credit losses                                       (7,512,675)      (7,647,986)
                                                               -------------    -------------
   Contracts receivable, net                                     259,911,540      231,942,482
Amounts due from trusts                                          255,124,970      191,469,153
Retained interest in securitized assets                          159,487,367      121,597,461
Property, plant and equipment                                     19,597,314       16,904,239
Accrued interest receivable                                        1,429,114        1,517,682
Other assets                                                       3,682,293        2,903,507
                                                               -------------    -------------
                                                               $ 781,622,895    $ 675,571,657
                                                               =============    =============

LIABILITIES

Senior note payable - parent                                   $ 125,000,000    $ 125,000,000
Amounts held on behalf of trustee                                471,029,818      393,449,007
Other liabilities                                                 19,355,221        9,431,124
                                                               -------------    -------------
                                                                 615,385,039      527,880,131

SHAREHOLDERS' EQUITY

Common stock, no par value; authorized 50,000,000 shares;
   issued and outstanding 25,684,168 shares in 1997 and 1996      73,123,054       73,123,054
Additional paid-in capital                                         4,000,000        4,000,000
Retained earnings                                                 89,150,128       70,568,472
Unrealized loss on retained interest in securitized assets,
   net of tax                                                        (35,326)
                                                               -------------    -------------
                                                                 166,237,856      147,691,526
                                                               -------------    -------------
                                                               $ 781,622,895    $ 675,571,657
                                                               =============    =============



(1)  Net of unearned discount

                       WFS FINANCIAL INC AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                   THREE MONTHS ENDED              SIX MONTHS ENDED
                                        JUNE 30,                       JUNE 30,
                              ---------------------------   ---------------------------
                                  1997           1996           1997           1996
                              ------------   ------------   ------------   ------------
REVENUES:
Servicing income              $ 42,582,326   $ 26,653,634   $ 81,229,301   $ 50,244,374
Net interest income             13,867,312     13,833,524     26,694,663     25,474,429
Gain on sale of contracts        6,490,811      9,416,823     13,834,998     21,704,185
                              ------------   ------------   ------------   ------------
TOTAL REVENUES                  62,940,449     49,903,981    121,758,962     97,422,988

EXPENSES:
Provision for credit losses      1,233,356        827,622      4,537,378      6,014,623
Operating expenses              44,392,780     32,336,831     84,898,032     58,513,424
                              ------------   ------------   ------------   ------------
TOTAL EXPENSES                  45,626,136     33,164,453     89,435,410     64,528,047
                              ------------   ------------   ------------   ------------

INCOME BEFORE INCOME TAXES      17,314,313     16,739,528     32,323,552     32,894,941
Income taxes                     7,364,347      7,026,505     13,741,896     13,862,296
                              ------------   ------------   ------------   ------------
NET INCOME                    $  9,949,966   $  9,713,023   $ 18,581,656   $ 19,032,645
                              ============   ============   ============   ============

NET INCOME PER COMMON SHARE   $       0.39   $       0.38   $       0.72   $       0.74
                              ============   ============   ============   ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING            25,684,168     25,684,168     25,684,168     25,684,168
                              ============   ============   ============   ============

                       WFS FINANCIAL INC AND SUBSIDIARIES
                          OTHER SELECTED FINANCIAL DATA
                                   (UNAUDITED)


                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                     JUNE 30,                            JUNE 30,
                           -------------------------------   -------------------------------
                                1997             1996              1997            1996
                           --------------   --------------   --------------   --------------
CONTRACT ORIGINATIONS      $  613,288,527   $  523,878,235   $1,165,594,410   $1,028,000,691
                           ==============   ==============   ==============   ==============

CONTRACT SECURITIZATIONS   $  590,000,000   $  525,000,000   $1,090,000,000   $1,010,000,000
                           ==============   ==============   ==============   ==============




SERVICED DELINQUENCY                         JUNE 30, 1997                      DECEMBER 31, 1996
                                   --------------------------------    --------------------------------
                                      NUMBER OF                          NUMBER OF
                                      CONTRACTS          AMOUNT           CONTRACTS          AMOUNT
                                   --------------    --------------    --------------    --------------
Serviced Portfolio (1)                    378,610    $3,421,213,459           341,486    $3,046,584,858
                                   ==============    ==============    ==============    ==============

Period of delinquency
   31-59 days                               4,125    $   35,179,485             4,511    $   38,173,395
   60-89 days                               1,390        12,555,957             1,305        11,469,637
   90 days or more                            631         5,421,157               567         5,144,451
                                   --------------    --------------    --------------    --------------
Total contracts delinquent                  6,146    $   53,156,599             6,383    $   54,787,483
                                   ==============    ==============    ==============    ==============
Delinquencies as a percentage of
  number and amount of contracts
  outstanding                                1.62%             1.55%             1.87%             1.80%
                                   ==============    ==============    ==============    ==============



SERVICED CONTRACT LOSS                          THREE MONTHS ENDED                    SIX MONTHS ENDED
  EXPERIENCE                                          JUNE 30,                             JUNE 30,
                                         --------------------------------    --------------------------------
                                              1997              1996               1997             1996
                                         --------------    --------------    --------------    --------------
Average contracts serviced during the
   period                                $3,303,619,391    $2,518,379,322    $3,207,650,853    $2,407,984,806
                                         ==============    ==============    ==============    ==============

Gross chargeoffs                         $   30,486,400    $   16,980,925    $   61,908,363    $   35,405,591
Recoveries                                    8,481,798         6,416,707        16,279,964        12,359,479
                                         --------------    --------------    --------------    --------------
Net chargeoffs                           $   22,004,602    $   10,564,218    $   45,628,399    $   23,046,112
                                         ==============    ==============    ==============    ==============
Net chargeoffs as a percentage of
   contracts outstanding during period             2.66%             1.68%             2.84%             1.91%
                                         ==============    ==============    ==============    ==============



(1) At end of period, net of unearned discount and includes contracts held for sale.